WESTERN ASSET FUNDS, INC.

                              ARTICLES OF AMENDMENT


FIRST: The Board of Directors ("Board") of Western Asset Funds, Inc., a Maryland Corporation ("Corporation") organized on May 16, 1990, has, by action on May 7, 2002, changed the name of the series of the Corporation heretofore known as "Western Asset Government Money Market Portfolio" to "Western Asset U.S. Government Money Market Portfolio", changed the name of the class of shares heretofore known as "Western Asset Government Money Market Portfolio, Institutional Class shares" to "Western Asset U.S. Government Money Market Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Government Money Market Portfolio, Financial Intermediary Class shares" to "Western Asset U.S. Government Money Market Portfolio, Financial Intermediary Class shares".

SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the Shareholders.

THIRD: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

FOURTH:  These Articles of Amendment shall be effective as of May 15, 2002.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested to by its Vice President and Treasurer on May 10, 2002.

ATTEST:                                WESTERN ASSET FUNDS, INC.



/s/ Marie K. Karpinski                 By: /s/ Susanne D. Wilson
-----------------------------              --------------------------------
  Marie K. Karpinski                         Susanne D. Wilson
  Vice President and Treasurer               Vice President